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                                                                  EXHIBIT 4.4


                                                  EXECUTION COPY








                               SECURITY AGREEMENT
                            DATED AS OF MAY 22, 1996

                                    between


                         THE MAJESTIC STAR CASINO, LLC


                                      AND

                       IBJ SCHRODER BANK & TRUST COMPANY,
                                   as Trustee






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                               TABLE OF CONTENTS



SECTION 1.   Defined Terms..................................................   1

SECTION 2.   Grant of Security..............................................   2

SECTION 3.   Authorization..................................................   4

SECTION 4.   Grantor Remains Liable.........................................   5

SECTION 5.   Representations and Warranties.................................   5

SECTION 6.   Perfection and Maintenance of Security Interest and Lien.......   6

SECTION 7.   Financing Statements...........................................   8

SECTION 8.   Filing Costs...................................................   8

SECTION 9.   Schedule of Collateral.........................................   8

SECTION 10.  Equipment and Inventory........................................   8

SECTION 11.  Partial Release of Collateral..................................   9

SECTION 12.  Intentionally Omitted..........................................   9

SECTION 13.  General Covenants..............................................   9

SECTION 14.  Trustee Appointed Attorney-in-Fact.............................  10

SECTION 15.  Trustee May Perform............................................  11

SECTION 16.  Trustee's Duties...............................................  11

SECTION 17.  Remedies.......................................................  11

SECTION 18.  Exercise of Remedies...........................................  12

SECTION 19.  License........................................................  12

SECTION 20.  Injunctive Relief..............................................  13

SECTION 21.  Interpretation and Inconsistencies; Merger.....................  13

SECTION 22.  Expenses.......................................................  13

SECTION 23.  Amendments, Etc................................................  13

SECTION 24.  Notices........................................................  13



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SECTION 25.  Continuing Security Interest; Termination...................... 13

SECTION 26.  Severability................................................... 14

SECTION 27.  GOVERNING LAW.................................................. 14

SECTION 28.  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL........ 14

                (A)  NON-EXCLUSIVE JURISDICTION............................. 14
                (B)  OTHER JURISDICTIONS.................................... 15
                (D)  WAIVER OF JURY TRIAL................................... 15
                (E)  WAIVER OF BOND......................................... 16
                (F)  ADVICE OF COUNSEL...................................... 16

SECTION 29.  Gaming Laws.................................................... 16

SECTION 30.  Interaction with Indenture..................................... 16

SECTION 31.  Trust Indenture Act............................................ 17

SECTION 32.  Appointment of Collateral Agent................................ 17





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                               SECURITY AGREEMENT



          This SECURITY AGREEMENT ("Agreement"), dated as of May 22, 1996 is made by The Majestic Star Casino, LLC, an Indiana limited liability company ("Grantor"), in favor of IBJ SCHRODER BANK & TRUST COMPANY, as trustee (the "Trustee"), for its benefit and for the benefit of the "Holders" (as defined below) who are, or may hereafter become, parties to the "Indenture" referred to below.

                             PRELIMINARY STATEMENT

          Grantor has entered into a certain Indenture of even date herewith between Grantor and the Trustee (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which Grantor and the Trustee have agreed to certain terms for the benefit of Grantor and the Holders. It is a condition precedent to the Indenture that Grantor shall have granted the security interest contemplated by this Agreement.

          NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Indenture are used herein as therein defined, and the following terms shall have the following meanings (such meanings being equally applicable to both the singular and the plural forms of the terms defined):

          "Accounts" shall mean "accounts" as such term is defined in Section 9-106 of the UCC, whether now owned or hereafter acquired or arising.

          "Agreement" shall mean this Security Agreement, as the same may from time to time be amended, restated, modified or supplemented, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

          "Collateral" shall mean all property and rights in property now owned or hereafter at any time acquired by Grantor in or upon which a Lien is granted in favor of the Trustee by Grantor or a Subsidiary of Grantor under this Agreement, including, without limitation, the property described in Section 2.

          "Governmental Authority" shall mean any nation or government, or any federal, state, local or political subdivision




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thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Holders" shall mean the holders of the Secured Obligations from time to time and shall include their respective successors, transferees and assigns.

          "Secured Obligations" shall mean the Obligations under the Indenture.

          "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Indiana; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Trustee's and the Holders' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Indiana, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

          SECTION 2. Grant of Security. To secure the prompt and complete payment, observance and performance of the Secured Obligations, Grantor hereby assigns and pledges to Trustee, for the equal and ratable benefit of the Holders, and grants to Trustee for the equal and ratable benefit of the Holders an exclusive first priority security interest in all of Grantor's right, title and interest in and to the following, whether now owned or existing or hereafter arising or acquired and wheresoever located:

INVENTORY: All "inventory" as defined in Section 9-109(4) of the UCC, whether now owned or hereafter acquired or arising; Grantor intends that the term "inventory", as used herein, be construed in its broadest sense, and such term shall include, without limitation, all goods now owned or hereafter acquired by Grantor (wherever located, whether in the possession of Grantor or of a bailee or other person for sale, storage, transit, processing, use or otherwise and whether consisting of whole goods, spare parts, components, supplies, materials, or consigned, returned or repossessed goods) which are held for sale or lease, which are to be furnished (or have been furnished) under any contract of service or which are raw materials, work in process or materials used or consumed in Grantor's business (collectively, "Inventory");

EQUIPMENT: All "equipment" as such term is defined in Section 9-109(2) of the UCC, whether now owned or hereafter acquired or arising; Grantor intends that the term "equipment", as used herein, be construed in its broadest sense, and such term shall



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include, without limitation, all machinery, all manufacturing, distribution, selling, data processing and office equipment, all furniture, furnishings, appliances, fixtures and trade fixtures, tools, tooling, molds, dies, vehicles, vessels, trucks, buses, motor vehicles and all other goods of every type and description (other than Inventory), in each instance whether now owned or hereafter acquired by Grantor and wherever located (collectively, "Equipment");

GENERAL INTANGIBLES: All "general intangibles" as defined in Section 9-106 of the UCC, whether now owned or hereafter acquired or arising; Grantor intends that the term "general intangibles", as used herein, be construed in its broadest sense, and such term shall include, without limitation, all rights, interests, choses in action, causes of actions, claims and all other intangible property of Grantor of every kind and nature (other than Accounts), in each instance whether now owned or hereafter acquired by Grantor and however and whenever arising, including, without limitation, all corporate and other business records; all loans, royalties, and other obligations receivable; customer lists, credit files, correspondence, and advertising materials; firm sale orders, other contracts and contract rights; all tax refunds and tax refund claims; all right, title and interest under leases, subleases, licenses and concessions and other agreements relating to real or personal property; all payments due or made to Grantor in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property by any person or governmental authority; all credits with and other claims against carriers and shippers; all rights to indemnification; all patents, and patent applications (including all reissues, divisions, continuations and extensions); all trade secrets and inventions; all copyrights (including all computer software and related documentation); all rights and interests in and to trademarks, trademark registrations and applications therefor, service marks, service mark registrations and applications therefor, trade names, corporate names, brand names, slogans, all goodwill associated with the foregoing; all license agreements and franchise agreements, all reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interest in trusts; all proceeds of insurance of which Grantor is beneficiary; and all letters of credit, guaranties, liens, security interests and other security held by or granted to Grantor; and all other intangible property, whether or not similar to the foregoing;

CONTRACT RIGHTS: All rights and interests in and to any pending or executory contracts, requests for quotations, invitations for bid, agreements, leases and arrangements of which Grantor is a party to or in which Grantor has an interest;

CHATTEL PAPER, INSTRUMENTS AND DOCUMENTS: All chattel paper, leases, all instruments, including, without limitation, the notes and debt instruments described in Schedule 1 (the "Pledged Debt")



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and all payments thereunder and instruments and other property from time to time delivered in respect thereof or in exchange therefor, and all bills of sale, bills of lading, warehouse receipts and other documents of title, in each instance whether now owned or hereafter acquired by Grantor;

OTHER PROPERTY: All property or interests in property now owned or hereafter acquired by Grantor which now may be owned or hereafter may come into the possession, custody or control of Trustee or any of the Holders or any agent or Affiliate of any of them in any way and for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise); and all rights and interests of Grantor, now existing or hereafter arising and however and wherever arising, in respect of any and all (i) notes, drafts, letters of credit, stocks, bonds, and debt and equity securities, whether or not certificated, and warrants, options, puts and calls and other rights to acquire or otherwise relating to the same; (ii) money; (iii) proceeds of loans, including, without limitation, loans made under the Indenture; (iv) insurance proceeds and books and records relating to any of the property covered by this Agreement; together, in each instance, with all accessions and additions thereto, substitutions therefor, and replacements, proceeds and products thereof; and (v) all right, title and interest in the Berthing Agreement dated as of April 23, 1996 by and between Grantor and Buffington Harbor Riverboats, L.L.C., as amended, supplemented or modified from time to time (the "Berthing Agreement").

EXCLUDED ITEMS: Notwithstanding the foregoing or anything to the contrary contained in this Agreement, any and all of the following items are hereby expressly excluded from the Collateral and no security interest is granted therein:

          (v) any certificate of suitability or any owner's license heretofore or hereafter issued to any person, including Grantor, under any of the Gaming Laws, including Indiana Code 4-33,

          (w) all of the Grantor's right, title and interest in the Charter Agreement dated as of August 17, 1995 by and among New Yorker Acquisition Corporation, President Casinos, Inc. and Grantor, as amended, modified or supplemented from time to time (the "Charter Agreement"),

          (x) Accounts,

          (y) any property which if pledged, hypothecated or given as collateral security would require the Trustee or a Holder to be licensed, qualified or found suitable and

          (z) any property to the extent such property is permitted to be financed by Indebtedness permitted to be incurred pursuant to the covenant in the Indenture entitled "Limitations



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on Incurrence of Indebtedness and Issuance of Disqualified Capital Stock" and
such Indebtedness is permitted to be secured pursuant to the covenant entitled "Liens" pursuant to the definition of "Permitted Liens".

          SECTION 3. Authorization. Grantor hereby authorizes Trustee to retain and each Holder, and each Affiliate of Trustee and of each Holder, to pay or deliver to Trustee, for the benefit of the Holders, without any necessity on any Holder's part to resort to other security or sources of reimbursement for the Secured Obligations, at any time following the occurrence and during the continuance of any Event of Default, and without further notice to Grantor (such notice being expressly waived), any sums or property held by such Person, for application against any portion of the Secured Obligations, irrespective of whether any demand has been made or whether such portion of the Secured Obligations is mature. Trustee will promptly notify Grantor of Trustee's receipt of such funds or other property for application against the Secured Obligations, but failure to do so will not affect the validity or enforceability thereof. Trustee may give notice of the above grant of security interest and assignment of the aforesaid sums, and authorization, to, and make any suitable arrangements with, any such Holder for effectuation thereof, and Grantor hereby irrevocably appoints Trustee as its attorney to collect, following the occurrence and during the continuance of an Event of Default, any and all such sums to the extent any such payment is not made to Trustee by such Holder or Affiliate thereof.

          SECTION 4. Grantor Remains Liable. Anything herein to the contrary notwithstanding, (a) Grantor shall remain solely liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Trustee of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) neither Trustee nor the Holders shall have any responsibility, obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Trustee or the Holders be required or obligated, in any manner, to (i) perform or fulfill any of the obligations or duties of Grantor thereunder, (ii) make any payment, or make any inquiry as to the nature or sufficiency of any payment received by Grantor or the sufficiency of any performance by any party under any such contract or agreement or (iii) present or file any claim, or take any action to collect or enforce any claim for payment assigned hereunder.

          SECTION 5. Representations and Warranties. Grantor represents and warrants, as of the date of this Agreement and as of each date hereafter (except for changes permitted or



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contemplated by this Agreement) until termination of this Agreement pursuant to
Section 25:

          (a) The correct name of Grantor is set forth in the first paragraph of this Agreement. The locations listed on Schedule 2 constitute all locations at which Inventory and/or Equipment is located and Grantor has exclusive possession and control of such Inventory and Equipment, except for such Inventory and Equipment which is (i) temporarily in transit between such locations, or (ii) temporarily stored with third parties or held by third parties for processing, engineering, evaluation or repairs, and the location of such Inventory and/or Equipment is set forth in Schedule 2-A. The chief place of business and chief executive office of Grantor are located at 1 Buffington Harbor, Gary, Indiana 46406-3000.

          (b) This Agreement creates in favor of Trustee a legal, valid and enforceable security interest in the Collateral. When financing statements have been filed in the appropriate offices against Grantor in the locations listed on
Schedule 2-B, Trustee will have a fully perfected lien on, and security interest in, the Collateral in which a security interest may be perfected by such filing, subject only to Permitted Liens under the Indenture.

          (c) Grantor is the legal and beneficial owner of the Collateral free and clear of all Liens except for Permitted Liens as defined in the Indenture. Grantor currently conducts business under the name The Majestic Star Casino, LLC and, in certain areas and for certain operations, the trade names listed on
Schedule 3. The Grantor uses no trade names or fictitious names, except as set forth on Schedule 3.

          (d) No authorization, approval or other action by, notice to or filing with any Governmental Authority that has not already been taken or made and which is in full force and effect, or contemplated by this Agreement is required (i) for the grant by Grantor of the security interest in the Collateral granted hereby; (ii) the execution, delivery or performance of this Agreement by Grantor.

          (e) The Pledged Debt issued by any Affiliate of Grantor, and to the best of Grantor's knowledge, all other Pledged Debt, has been duly authorized, issued and delivered, and is the legal, valid, binding and enforceable obligation of the respective issuers thereof.

          SECTION 6. Perfection and Maintenance of Security Interest and Lien. Grantor agrees that until all of the Secured Obligations (other than contingent indemnity obligations) have been fully satisfied and the Indenture has been terminated, Trustee's security interests in and Liens on and against the




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Collateral and all proceeds and products thereof, shall continue in full force and effect. Grantor shall perform any and all steps required to perfect, maintain and protect Trustee's security interests in and Liens on and against the Collateral granted or purported to be granted hereby or to enable Trustee to exercise its rights and remedies hereunder with respect to any Collateral, including, without limitation, (i) executing and filing financing or continuation statements, or amendments thereof, in form and substance reasonably satisfactory to Trustee, (ii) delivering to Trustee all certificates, notes and other instruments (including, without limitation, all letters of credit on which Grantor is named as a beneficiary) representing or evidencing Collateral, which certificates, notes and other instruments have been duly endorsed and are accompanied by duly executed instruments of transfer or assignment, including, but not limited to, note powers, all in form and substance satisfactory to Trustee, (iii) delivering to Trustee warehouse receipts covering that portion of the Collateral, if any, located in warehouses and for which warehouse receipts are issued, (iv) after the occurrence and during the continuance of an Event of Default, transferring Inventory and Equipment to warehouses designated by Trustee or taking such other steps as are deemed reasonably necessary by Trustee to maintain Trustee's control of the Inventory and Equipment, (v) marking conspicuously each document, contract, chattel paper and all records pertaining to the Collateral with a legend, in form and substance satisfactory to Trustee, indicating that such document, contract, chattel paper, or Collateral is subject to the security interest granted hereby.

          SECTION 7. Financing Statements. To the extent permitted by applicable law, Grantor hereby authorizes Trustee to file one or more financing or continuation statements and amendments thereto, disclosing the security interest granted to Trustee under this Agreement without Grantor's signature appearing thereon and Trustee agrees to notify Grantor when such a filing has been made. Grantor agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. If any Inventory or Equipment is in the possession or control of any warehouseman or Grantor's agents or processors, Grantor shall, upon Trustee's request, notify such warehouseman, agent or processor of Trustee's security interest in such Inventory and Equipment and, upon Trustee's request, instruct them to hold all such Inventory or Equipment for Trustee's account and subject to Trustee's instructions.

          SECTION 8. Filing Costs. Grantor shall pay the costs of, or incidental to, all recordings or filings of all financing statements, including, without limitation, any filing expenses incurred by Trustee pursuant to
Section 7.

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          SECTION 9.   Schedule of Collateral.  Grantor shall furnish to Trustee
from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Trustee may reasonably request, all in reasonable detail.

          SECTION 10. Equipment and Inventory. Grantor covenants and agrees with Trustee that from the date of this Agreement and until termination of this Agreement pursuant to Section 25, Grantor shall:

          (a) Keep the Equipment and Inventory (other than Equipment or Inventory sold in the ordinary course of business) at the places specified in
Section 5(a), except for Equipment and Inventory (i) temporarily in transit between such locations or (ii) temporarily stored at locations set forth on
Schedule 2-A, and use its best efforts to deliver written notice to Trustee at least thirty (30) days prior to establishing any other location at which or third party with which it reasonably expects to maintain Inventory and/or Equipment in which location or with which third party all action required by this Agreement shall have been taken with respect to all such Equipment and Inventory;

          (b) Cause all property used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of Grantor may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 10(b) shall prevent Grantor from discontinuing the operation or maintenance of any of such property if such discontinuance is, in the judgment of Grantor, desirable in the conduct of its business and not disadvantageous in any material respect to the Trustee or the Holders;

          (c) Comply with the terms of the Indenture with respect to such Equipment and Inventory, including, without limitation, the maintenance of insurance provisions set forth in Section 4.22 of the Indenture.

          SECTION 11. Partial Release of Collateral. So long as no Event of Default has occurred and is continuing under the Indenture, Collateral may be released from the security interest created by this Agreement at any time or from time to time upon the request of the Grantor pursuant to an Officers' Certificate (as defined in the Indenture) certifying that all terms for release and conditions precedent hereunder and in the Indenture have been met and specifying: (i) the identity of the Collateral to be released and (ii) the provision of the Indenture or this Agreement which authorizes such release. The Trustee shall release (at the sole cost and expense of the Grantor) (i)



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Equipment which may have become obsolete or unfit for use or no longer useful, necessary or profitable in the conduct of the business of the Grantor, upon substituting other Equipment not necessarily of the same character but of at least equal value to the Grantor as the property disposed of, which shall become Collateral hereunder, subject to the security interest of this Agreement; (ii) Collateral that is condemned, seized or taken by the power of eminent domain; (iii) upon Delivery of the Permanent Vessel and the execution of the First Preferred Ship Mortgage on the Permanent Vessel by the Trustee, the Collateral which is directly required and used solely in connection with the Chartered Vessel, provided that the net proceeds thereof are applied as required by the Indenture; (iv) Collateral which is destroyed or damaged in an Event of Loss (as defined in the Indenture) provided that the net proceeds thereof are applied as required by the Indenture or (v) as otherwise permitted by the Indenture.

          SECTION 12. Trademark Licenses. As long as no Event of Default has occurred and is continuing, nothing set forth herein or in any other Collateral Document is intended or shall be construed to prevent the Grantor from entering into license agreements pertaining to the Trademarks (as such term is defined in the Trademark Security Agreement); provided that Grantor will not, without the Trustee's prior written consent, enter into any license agreement which is inconsistent with the Trademark Security Agreement.

          SECTION 13. General Covenants. Grantor covenants and agrees with Trustee that from and after the date of this Agreement and until termination of this Agreement pursuant to Section 25, Grantor shall:

          (a) Keep and maintain at Grantor's own cost and expense satisfactory and complete records of Grantor's Collateral in a manner consistent with Grantor's current business practice, including, without limitation, a record of all payments received and all credits granted with respect to such Collateral. Grantor shall, for Trustee's further security, at Trustee's request deliver and turn over to Trustee or Trustee's designated representatives at any time following the occurrence and during the continuation of an Event of Default, any such books and records (including, without limitation, any and all computer tapes, programs and source and object codes relating to such Collateral in which Grantor has an interest or any part or parts thereof); and

          (b) Grantor will not create, permit or suffer to exist, and will defend the Collateral against, and take such other action as is necessary to remove, any Lien on such Collateral other than liens permitted by the Indenture, and will defend the right, title and interest of Trustee in and to Grantor's rights to such Collateral, including, without limita-




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tion, the proceeds and products thereof, against the claims and demands of all
Persons whatsoever.

          SECTION 14. Trustee Appointed Attorney-in-Fact. Grantor hereby irrevocably appoints Trustee as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor or otherwise, from time to time in Trustee's discretion, to take any action and to execute any instrument which Trustee may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, (a) following the occurrence and during the continuance of an Event of Default, to:

          (i) obtain and adjust insurance required to be paid to the Trustee or any Holders pursuant to the Indenture;

          (ii) ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (iii) receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (i) or (ii) above; and

          (iv) file any claims or take any action or institute any proceedings which Trustee may deem necessary or desirable for the collection of any of the Collateral, or otherwise to enforce the rights of Trustee with respect to any of the Collateral;

and (b) at any time, to:

           (i) obtain access to records maintained for Grantor by computer services companies and other service companies or bureaus; and

           (ii) do all other things reasonably necessary to carry out this Agreement.

     SECTION 15. Trustee May Perform. If Grantor fails to perform any agreement contained herein or in the Indenture, Trustee may, upon three days prior notice to the Grantor, perform, or cause performance of, such agreement, and the expenses of Trustee incurred in connection therewith shall be payable by Grantor under Section 22.

     SECTION 16. Trustee's Duties. The powers conferred on Trustee hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for monies actually received by




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it hereunder, Trustee shall not have any duty as to any Collateral.  Trustee shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Trustee accords its own property, it being understood that Trustee shall be under no obligation to take any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, but may do so at its option, and all reasonable expenses incurred in connection therewith shall be for the sole account of Grantor and shall be added to the Secured Obligations.

          SECTION 17. Remedies. (a) If any Event of Default shall have occurred and be continuing:

     (i) Trustee shall have, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and further, Trustee may, without notice, demand or legal process of any kind (except as may be required by law), all of which Grantor waives, at any time or times, (x) enter Grantor's owned or leased premises and take physical possession of the Collateral and maintain such possession on Grantor's owned or leased premises, at no cost to Trustee or any of the Holders, or remove the Collateral, or any part thereof, to such other place(s) as Trustee may desire, (y) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Trustee forthwith, assemble all or any part of the Collateral as directed by Trustee and make it available to Trustee at a place to be designated by Trustee which is reasonably convenient to Trustee and
(z) without notice except as specified below, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof at public or private sale, at any exchange, broker's board or at any of the offices of Trustee or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Trustee may deem commercially reasonable. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten
(10) days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

          (ii) Trustee shall apply all cash proceeds received by Trustee in respect of any sale of, collection from, or other realization upon all or any part of the Collateral (after payment of any amounts payable to Trustee pursuant to Section 22), for the benefit of the Holders, against all or any part of the

Secured Obligations in such order as may be required by the Indenture. Any surplus of such cash or cash proceeds held by Trustee and remaining after payment in full of all the Secured Obligations shall be paid over to Grantor or to whomsoever may be lawfully entitled to receive such surplus;

          (b) The rights and remedies provided under this Agreement are cumulative and may be exercised singly or concurrently and are not exclusive of any rights and remedies provided by law or equity.

          SECTION 18.  Exercise of Remedies.   In connection with the exercise
of its remedies pursuant to Section 17, Trustee may, (i) exchange, enforce, waive or release any portion of the Collateral and any other security for the Secured Obligations; (ii) apply such Collateral or security and direct the order or manner of sale thereof as Trustee may, from time to time, determine; and
(iii) settle, compromise, collect or otherwise liquidate any such Collateral or security in any manner following the occurrence of an Event of Default, without affecting or impairing Trustee's right to take any other further action with respect to any Collateral or security or any part thereof.

          SECTION 19. License. Trustee is hereby granted a license or other right to use, following the occurrence and during the continuance of an Event of Default, without charge, (a) Grantor's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, provided that Trustee uses quality standards at least substantially equivalent to those of Grantor for the manufacture, advertising, sale and distribution of Grantor's products and services and (b) Grantor's rights under all licenses and all franchise agreements shall inure to Trustee's benefit.

          SECTION 20. Injunctive Relief. Grantor recognizes that in the event Grantor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Holders; therefore, Grantor agrees that the Holders, if Trustee so determines and requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

          SECTION 21.  Interpretation and Inconsistencies; Merger.

          (a) The rights and duties created by this Agreement shall, in all cases, be interpreted consistently with, and shall be in addition to (and not in lieu of), the rights and duties created by the Indenture and the other Collateral Documents. In the event that any provision of this Agreement shall be inconsistent with any provision of any other Collateral Document, such provision of the other Collateral Document shall govern.

          (b) Except as provided in subsection (a) above, this Agreement represents the final agreement of the Grantor and the Trustee with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Grantor and the Trustee or any other Holder.

          SECTION 22. Expenses. Grantor will upon demand pay to Trustee and/or the Holders the amount of any and all reasonable fees and expenses, including the reasonable fees and expenses of their counsel and agents, as provided in
Section 7.07 of the Indenture.

          SECTION 23. Amendments, Etc. Except as otherwise provided by the Indenture, the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Notes) shall be required to amend, modify, supplement, or waive any provision of this Agreement. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 24. Notices. All notices and other communications provided for hereunder shall be delivered in the manner set forth in Section 11.02 of the Indenture.

          SECTION 25. Continuing Security Interest; Termination. (a) Except as provided in Section 25(b), this Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the later of the payment or satisfaction in full of the Secured Obligations (other than contingent indemnity obligations) and the termination of the Indenture, (ii) be binding upon Grantor, its successors and assigns and (iii) except to the extent that the rights of any transferor, or assignor are limited by the terms of the Indenture, inure, together with the rights and remedies of Trustee hereunder, to the benefit of Trustee and any of the Holders. Nothing set forth herein or in any other Collateral Document is intended or shall be construed to give any other Person any right, remedy or claim under, to or in respect of this Agreement or any other Collateral Document or any Collateral. Grantor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefor.

          (b) Upon the payment in full in cash of the Secured Obligations (other than contingent indemnity obligations) and the termination of the Indenture, this Agreement and the security interest granted hereby shall terminate and all rights to the

Collateral shall revert to Grantor. Upon any such termination of security interest, Grantor shall be entitled to the return, upon its request and at its expense, of such of the Collateral held by Trustee as shall not have been sold or otherwise applied pursuant to the terms hereof and Trustee will, at Grantor's expense, execute and deliver to Grantor such other documents as Grantor shall reasonably request to evidence such termination. In connection with any sales of assets permitted under the Indenture, the Trustee will release and terminate the liens and security interests granted under this Agreement with respect to such assets.

          SECTION 26. Severability. It is the parties' inten tion that this Agreement be interpreted in such a way that it is valid and effective under applicable law. However, if one or more of the provisions of this Agreement shall for any reason be found to be invalid or unenforceable, the remaining provisions of this Agreement shall be unimpaired.

          SECTION 27. GOVERNING LAW. ANY DISPUTE BETWEEN THE GRANTOR AND THE TRUSTEE OR ANY HOLDER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF INDIANA.

          SECTION 28.  CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY TRIAL.

          (A) NON-EXCLUSIVE JURISDICTION. THE GRANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE GRANTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM, BUT THE GRANTOR ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK.

        (B) OTHER JURISDICTIONS. GRANTOR AGREES THAT THE TRUSTEE OR ANY HOLDER SHALL HAVE THE RIGHT TO PROCEED AGAINST GRANTOR OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER THE GRANTOR OR (2) REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. GRANTOR AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS OR TO ENFORCE A JUDGMENT OR OTHER

COURT ORDER IN FAVOR OF SUCH PERSON. GRANTOR WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION.

          (C) SERVICE OF PROCESS; INCONVENIENT FORUM. THE GRANTOR WAIVES PERSONAL SERVICE OF PROCESS UPON IT AND AS ADDITIONAL SECURITY FOR THE SECURED OBLIGATIONS, IRREVOCABLY APPOINTS CT CORPORATION SYSTEM, WHOSE ADDRESS IS ONE NORTH CAPITOL AVENUE, INDIANAPOLIS, INDIANA 46204, AS GRANTOR'S AGENT FOR THE PURPOSE OF ACCEPTING SERVICE OF PROCESS ISSUED BY ANY COURT. THE GRANTOR IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN NEW YORK, NEW YORK.

          (D) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          (E) WAIVER OF BOND. GRANTOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF ANY PARTY HERETO IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE SECURED OBLIGATIONS OR TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT.

          (F) ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 28, WITH ITS COUNSEL.

          SECTION 29. Gaming Laws. (a) Each of the provisions of this Agreement is subject to, and shall be enforced in compliance with, the provisions of any applicable laws, including, without limitation, the rules and regulations of the Indiana Gaming Commission (together with the Indiana Riverboat Gambling Act, the "Gaming Laws").

          (b) The Trustee acknowledges, understands and agrees that the Gaming Laws may impose certain licensing or transaction approval requirements prior to the exercise of the rights and remedies granted to it under the Agreement with respect to the Collateral subject to the Gaming Laws.

          (c) If any consent under the Gaming Laws is required in connection with the taking of any of the actions which may be taken by the Trustee in the exercise of its rights hereunder, then Grantor agrees to use its reasonable best efforts to secure such consent and to cooperate with the Trustee in obtaining any such consent. Upon the occurrence and during the continuation of any Event of Default, Grantor shall promptly execute and/or cause the execution of all applications, certificates, instruments, and other documents and papers that the Trustee may be required to file in order to obtain any necessary approvals under the Gaming Laws, and if Grantor fails or refuses to execute such documents, the Trustee or the clerk of the court with jurisdiction may execute such documents on behalf of Grantor.

          (d) Notwithstanding any other provision of this Agreement to the contrary, nothing in this Agreement shall (i) effect any transfer of any ownership interest (within the meaning of 68 Indiana Administrative Code 5) in Grantor or (ii) effect any transfer, sale, purchase, lease or hypothecation of, or any borrowing or loaning of money against, or any establishment of any voting trust agreement or other similar agreement with respect to (all within the meaning of Indiana Code 4-33-4-21), any certificate of suitability or any owner's license heretofore or hereafter issued to any person, including Grantor, under any of the Gaming Laws, including Indiana Code 4-33.

          SECTION 30. Interaction with Indenture. All terms, covenants, conditions, provisions and requirements of the Indenture are incorporated by reference in this Security Agreement. In the event of any conflict or inconsistency between the provisions of this Security Agreement and those of the Indenture, including, without limitation, any conflicts or inconsistencies in any definitions herein or therein, the provisions or definitions of the Indenture shall govern.

          SECTION 31. Trust Indenture Act. If any provision of this Agreement conflicts with any provision of the Trust Indenture Act, the provisions of the Trust Indenture Act shall control.

          SECTION 32. Appointment of Collateral Agent. The Trustee may, solely at its discretion, appoint a collateral agent to enforce the rights and remedies available to the Trustee under this Agreement.

          IN WITNESS WHEREOF, Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                    THE MAJESTIC STAR CASINO, LLC
                                      as the GRANTOR
                                    By: Barden Development, Inc.



                                    By: Kenneth L. Kramer
                                       -------------------------------
                                       Name:  Kenneth L. Kramer
                                       Title: Vice President



                                    IBJ SCHRODER BANK & TRUST COMPANY,
                                      as TRUSTEE


                                    By: Nancy R. Besse
                                       -------------------------------
                                       Name:  Nancy R. Besse
                                       Title: Vice President

                                   SCHEDULE 1
                                       TO
                               SECURITY AGREEMENT


                                 Pledged Debt:

                                     None.

                                   SCHEDULE 2
                                       TO
                               SECURITY AGREEMENT


                            Locations of Collateral:


One Buffington Drive
Gary, Indiana 46406

504 Broadway
Gary, Indiana 46402

                                  SCHEDULE 2-A
                                       TO
                               SECURITY AGREEMENT


                             Third Party Locations:


Corporate Name of                      Description                     Maximum
Third Party             Address       of Relationship                   Amount
None.

                                  SCHEDULE 2-B
                                       TO
                               SECURITY AGREEMENT

                     Financing Statement Filing Locations:


             None, except:

Office of Secretary of State of Indiana

                                   SCHEDULE 3
                                       TO
                               SECURITY AGREEMENT






                                  Trade Names:

Majestic Star
Majestic Star Casino
Club M-Star